Exhibit 99.1
YARDVILLE NATIONAL BANCORP
Press Release

FOR IMMEDIATE RELEASE
For further information, contact:	Stephen F. Carman, CFO
(609) 631-6222 or carmans@ynb.com
Patrick M. Ryan, CEO
(609) 631-6177
or consult Investor Relations on YNB’s website: www.ynb.com

YARDVILLE NATIONAL BANCORP ANNOUNCES EARNINGS FOR FIRST QUARTER OF 2007

Hamilton, N.J.- April 30, 2007- Yardville National Bancorp, (NASDAQ:YANB) today reported net income for the first quarter of 2007 of $5.1 million or $0.45 per diluted share. This was a slight decrease of 0.8 and 2.2 percent, respectively, from the $5.2 million or $0.46 per diluted share reported at March 31, 2006.

“As expected, we experienced improvement in the net interest margin this quarter compared to the fourth quarter and the full year of 2006,” said YNB Chief Executive Officer Patrick M. Ryan. “This was primarily the result of our fourth quarter 2006 balance sheet restructuring,” he explained. “Ongoing pressure on net interest income due to the prolonged inverted yield curve and higher non-interest expenses, partially offset by the benefits of our balance sheet restructuring and a lower provision for loan losses, were the principal reasons for our modestly lower first quarter 2007 results compared to the same period in 2006,” Mr. Ryan continued. “In addition, the very competitive banking environment – both for commercial loans and for retail deposits – contributes further to the downward pressure on the margin, a situation being experienced by many financial institutions,” he added.

During the first quarter of 2007, YNB continued its focus on attracting lower cost retail deposits by opening new branches in contiguous marketplaces, establishing its brand, and increasing the number of depositors and deposits. After opening five new branches in 2006, YNB began 2007 by opening its third branch in Middlesex County on Route 130 in North Brunswick. The ongoing expansion of YNB’s footprint has been coupled with innovative product and brand marketing efforts designed to increase business and consumer deposits in a very competitive market. YNB’s total deposits at March 31, 2007 grew to $2.06 billion from $1.97 billion at the same date a year ago.

“Over the last twelve months, deposits generated through our branch network have substantially reduced our reliance on more expensive wholesale funding sources – a key strategic objective of YNB,” explained YNB President and Chief Operating Officer F. Kevin Tylus.  “The success of our retail strategy is reflected in an increase of $87.2 million in total deposits at March 31, 2007 from the same date a year ago,” he went on. “YNB’s relationship-based community banking model, which includes expanding our branches into new markets, is a key component in this strategy,” he stated. “We have additional branches planned for the remainder of 2007, and we would expect them to contribute to YNB’s value in the future,” he concluded.

“Without question, a generally slower loan environment and increased competition related to rates and terms is impacting our loan growth,” Mr. Ryan added. “Although total loans at December 31, 2006 held steady from the same date the prior year, we were pleased to see a modest increase in the first quarter of 2007 compared with total loans at year-end 2006,” he noted. Total loans at March 31, 2007 reached $2.00 billion compared to $1.99 billion at March 31, 2006. “While our loan growth may continue to be at a slower pace than it has been historically, YNB intends to maintain and enhance our focus on our traditional strengths – commercial and small business lending – as key components in our strategy to weather this extremely competitive environment,” Mr. Ryan said.

YNB’s CEO also noted that YNB does not do any “sub-prime lending,” an area that has received considerable press lately and has contributed to problems for a number of other financial institutions. “That just isn’t our market,” he said, “and we are not in that business and have no plans to be.”

Nonperforming assets decreased to $26.1 million, or 0.98 percent of total assets at March 31, 2007, compared to $29.5 million, or 1.12 percent of total assets at December 31, 2006. Compared with March 31, 2006, nonperforming assets increased $9.9 million, or 61.1 percent. The allowance for loan losses at March 31, 2007 totaled $24.7 million, or 1.24 percent of total loans and covered 95.9 percent of total nonperforming loans, compared with $22.4 million, or 1.13 percent, covering 138.1 percent of total nonperforming loans at March 31, 2006.

“The restructuring of our balance sheet produced improvement in our net interest margin to 3.37 percent for the three months ended March 31, 2007, compared to 3.09 for the prior quarter,” noted YNB Chief Financial Officer Stephen F. Carman. “However, the combined effect of the challenging yield curve and ongoing strong competition for commercial loans and retail deposits limited our margin improvement in the first quarter and resulted in slightly lower net interest income than we planned. In addition,” he said, “non-interest expenses associated with our retail strategy and legal, audit, and regulatory expenses were higher during the first quarter of 2007, compared to the same quarter last year. We expect these expenses and market challenges to remain with us throughout 2007,” Mr. Carman concluded.

All of YNB’s capital ratios remain above regulatory requirements. At March 31, 2007, total risk-based capital was 12.3 percent, Tier 1 capital to risk-based assets was 11.2 percent, and Tier 1 capital to average assets was 9.8 percent. On March 28, YNB paid its shareholders a cash dividend of $0.115 per share. The company has paid dividends for the past 53 consecutive quarters.

With $2.68 billion in assets as of March 31, 2007, YNB serves individuals and small to mid-sized businesses in the dynamic New York City-Philadelphia corridor through a network of 33 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania.  Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to: adverse changes in our loan quality and the resulting credit risk-related losses and expenses; levels of our loan origination volume; the results of our efforts to implement our retail strategy and attract core deposits; compliance with laws and regulatory requirements, including our formal agreement with the Office of the Comptroller of the Currency, and compliance with NASDAQ standards; interest rate changes and other economic conditions; proxy contests and litigation; continued relationships with major customers; competition in product offerings and product pricing; adverse changes in the economy that could increase credit-related losses and expenses; adverse changes in the market price of our common stock; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The Company assumes no obligation to update or supplement forward-looking statements except as may be required by applicable law or regulation.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2007	2006
Stock Information:
Weighted average shares outstanding:
Basic	11,043	10,884
Diluted	11,417	11,313
Shares outstanding end of period	11,084	10,954
Earnings per share:
Basic	$0.46	$0.47
Diluted	0.45	0.46
Dividends paid per share	0.115	0.115
Book value per share	17.26	16.36
Tangible book value per share	17.14	16.21
Closing price per share	36.31	36.80
Closing price to tangible book value	211.84%	227.02%
Key Ratios:
Return on average assets	0.78%	0.71%
Return on average stockholders' equity	10.84	11.55
Net interest margin	3.28	3.00
Net interest margin (tax equivalent) (1)	3.37	3.08
Efficiency ratio	65.88	58.49
Equity-to-assets at period end	7.13	6.03
Tier 1 leverage ratio (2)	9.78	8.62
Asset Quality Data:
Net loan charge-offs	$528	$2,661

Nonperforming assets as a percentage of total assets	0.98	0.55

Allowance for loan losses at period end as a percent of:
Total loans	1.24	1.13
Nonperforming loans	95.93	138.13

Nonperforming assets at period end:
Nonperforming loans	$25,732	$16,211
Other real estate	385	-
Total nonperforming assets	$26,117	$16,211

(1)
The net interest margin is equal to net interest income divided by average interest earning assets. In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period, and has the effect of increasing interest income by $555,000 and $601,000 for the three month periods ended March 31, 2007 and 2006, respectively.

(2)	Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2007	2006
INTEREST INCOME:
Interest and fees on loans	$37,136	$35,421
Interest on deposits with banks	218	230
Interest on securities available for sale	5,383	8,962
Interest on investment securities:
Taxable	20	23
Exempt from Federal income tax	1,065	1,010
Interest on Federal funds sold	77	128
Total Interest Income	43,899	45,774
INTEREST EXPENSE:
Interest on savings account deposits	7,097	6,147
Interest on certificates of deposit of $100,000 or more	3,199	2,284
Interest on other time deposits	7,847	5,520
Interest on borrowed funds	3,711	9,304
Interest on subordinated debentures	1,391	1,306
Total Interest Expense	23,245	24,561
Net Interest Income	20,654	21,213
Less provision for loan losses	650	2,350
Net Interest Income After Provision for Loan Losses	20,004	18,863
NON-INTEREST INCOME:
Service charges on deposit accounts	617	659
Securities gains, net	7	-
Income on bank owned life insurance	442	421
Other non-interest income	676	581
Total Non-Interest Income	1,742	1,661
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,802	7,651
Occupancy expense, net	1,786	1,427
Equipment expense	839	796
Other non-interest expense	4,328	3,504
Total Non-Interest Expense	14,755	13,378
Income before income tax expense	6,991	7,146
Income tax expense	1,863	1,978
Net Income	$5,128	$5,168
EARNINGS PER SHARE:
Basic	$0.46	$0.47
Diluted	0.45	0.46
Weighted average shares outstanding:
Basic	11,043	10,884
Diluted	11,417	11,313

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	March 31,		December 31,
(in thousands)	2007	2006	2006
Assets:
Cash and due from banks	$31,007	$38,165	$30,355
Federal funds sold	18,130	16,675	3,265
Cash and Cash Equivalents	49,137	54,840	33,620
Interest bearing deposits with banks	57,458	18,226	32,358
Securities available for sale	392,693	722,530	402,641
Investment securities	97,149	92,786	96,072
Loans	1,996,851	1,990,285	1,972,881
Less: Allowance for loan losses	(24,685)	(22,392)	(24,563)
Loans, net	1,972,166	1,967,893	1,948,318
Bank premises and equipment, net	12,243	11,436	12,067
Other real estate owned	385	-	385
Bank owned life insurance	50,093	46,573	49,651
Other assets	45,628	43,892	45,619
Total Assets	$2,676,952	$2,958,176	$2,620,731
Liabilities and Stockholders' Equity:
Deposits
Non-interest bearing	$192,086	$210,646	$197,126
Interest bearing	1,868,098	1,762,373	1,806,157
Total Deposits	2,060,184	1,973,019	2,003,283
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	314,000	704,000	324,000
Subordinated debentures	62,892	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	1,547	2,109	1,688
Other	632	695	1,593
Total Borrowed Funds	389,071	779,696	400,173
Other liabilities	36,917	27,065	31,181
Total Liabilities	$2,486,172	$2,779,780	$2,434,637
Stockholders' equity:
Common stock: no par value	109,096	105,937	108,728
Surplus	2,205	2,205	2,205
Undivided profits	89,954	89,807	86,100
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(1,547)	(2,109)	(1,688)
Accumulated other comprehensive loss	(5,768)	(14,284)	(6,091)
Total Stockholders' Equity	190,780	178,396	186,094
Total Liabilities and Stockholders' Equity	$2,676,952	$2,958,176	$2,620,731

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2007			March 31, 2006
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$16,943	$218	5.15%	$19,747	$230	4.66%
Federal funds sold	5,916	77	5.21	11,674	128	4.39
Securities	495,584	6,468	5.22	825,547	9,995	4.84
Loans (1)	2,000,722	37,136	7.42	1,975,212	35,421	7.17
Total interest earning assets	$2,519,165	$43,899	6.97%	$2,832,180	$45,774	6.46%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$30,784			$36,033
Allowance for loan losses	(24,236)			(23,202)
Premises and equipment, net	12,277			11,715
Other assets	82,510			71,078
Total non-interest earning assets	101,335			95,624
Total assets	$2,620,500			$2,927,804
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest
bearing demand	$908,637	$7,097	3.12%	$956,632	$6,147	2.57%
Certificates of deposits of $100,00
or more	261,455	3,199	4.89	237,477	2,284	3.85
Other time deposits	650,059	7,847	4.83	553,489	5,520	3.99
Total interest bearing deposits	1,820,151	18,143	3.99	1,747,598	13,951	3.19
Borrowed funds	336,888	3,711	4.41	717,677	9,304	5.19
Subordinated debentures	62,892	1,391	8.85	62,892	1,306	8.31
Total interest bearing liabilities	$2,219,931	$23,245	4.19%	$2,528,167	$24,561	3.89%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$190,760			$210,775
Other liabilities	20,523			9,880
Stockholders' equity	189,286			178,982
Total non-interest bearing liabilities
stockholders' equity	$400,569			$399,637
Total liabilities and stockholders'
equity	$2,620,500			$2,927,804

Interest rate spread (2)			2.78%			2.57%

Net interest income and margin (3)		$20,654	3.28%		$21,213	3.00%

Net interest income and margin (tax
equivalent basis)(4)		$21,209	3.37%		$21,814	3.08%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related interest income.
(2)	The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3)	The net interest margin is equal to net interest income divided by average interest earning assets.
(4)
In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period and has the effect of increasing interest income by $555,000 and $601,000 for the three month periods ended March 31, 2007 and 2006, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2007			December 31, 2006
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$16,943	$218	5.15%	$55,187	$734	5.32%
Federal funds sold	5,916	77	5.21	23,694	314	5.30
Securities	495,584	6,468	5.22	701,895	8,740	4.98
Loans (1)	2,000,722	37,136	7.42	1,974,176	37,400	7.58
Total interest earning assets	$2,519,165	$43,899	6.97%	$2,754,952	$47,188	6.85%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$30,784			$31,033
Allowance for loan losses	(24,236)			(22,583)
Premises and equipment, net	12,277			12,014
Other assets	82,510			77,006
Total non-interest earning assets	101,335			97,470
Total assets	$2,620,500			$2,852,422
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest
bearing demand	$908,637	$7,097	3.12%	$938,862	$7,279	3.10%
Certificates of deposit of $100,000
or more	261,455	3,199	4.89	249,603	3,036	4.87
Other time deposits	650,059	7,847	4.83	624,521	7,487	4.80
Total interest bearing deposits	1,820,151	18,143	3.99	1,812,986	17,802	3.93
Borrowed funds	336,888	3,711	4.41	563,521	7,244	5.14
Subordinated debentures	62,892	1,391	8.85	62,892	1,414	8.99
Total interest bearing liabilities	$2,219,931	$23,245	4.19%	$2,439,399	$26,460	4.34%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$190,760			$204,416
Other liabilities	20,523			17,019
Stockholders' equity	189,286			191,588
Total non-interest bearing liabilities
and stockholders' equity	$400,569			$413,023
Total libilities and stockholders'
equity	$2,620,500			$2,852,422

Interest rate spread (2)			2.78%			2.51%

Net interest income and margin (3)		$20,654	3.28%		$20,728	3.01%

Net interest income and margin (tax
equivalent basis)(4)		$21,209	3.37%		$21,268	3.09%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual balances with no related interest income.
(2)	The interest rate spread is the difference between the average yield on interest earning assets and average rate paid on interest bearing liabilities.
(3)	The net interest margin is equal to net interest income divided by average interest earning assets.
(4)
In order to make pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using the appropriate Federal income tax rate for the period and has the effect of increasing interest income by $555,000 and $540,000 for the three month periods ended March 31, 2007 and December 31, 2006, respectively.